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                                                                   EXHIBIT 23(d)



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Experts" and "Summary -- Selected Financial Data -- LucasVarity plc" in Amendment No. 3 to the Registration Statement (Form S-4) and the related Prospectus of TRW Inc. for the registration of $425,000,000 aggregate principal amount of its 6.45% Exchange Notes due 2001, $400,000,000 aggregate principal amount of its 6 1/2% Exchange Notes Due 2002, $700,000,000 aggregate principal amount of its 6 5/8% Exchange Notes Due 2004, $750,000,000 aggregate principal amount of its 7 1/8% Exchange Notes Due 2009 and $550,000,000 aggregate principal amount of its 7 3/4% Exchange Debentures Due 2029, and to the incorporation by reference therein of our report dated October 8, 1996, except for Note 2--Accounting Policies, Prior period financial information, as to which the date is May 14, 1999, with respect to the consolidated financial statements and schedule of LucasVarity plc for the year ended July 31, 1996, included in the current report on Form 8-K/A of TRW Inc. dated May 17, 1999.



                                                 /s/ ERNST & YOUNG
                                                 ERNST & YOUNG



London, England
12 November 1999